Exhibit 99.1

MCEWEN MINING: UPDATED GOLD BAR RESOURCE AND RESERVE ESTIMATES

TORONTO, January 7, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce an updated Indicated Resource Estimate of 499,000 contained gold ounces and Probable Reserve Estimate of 302,000 recoverable gold ounces for the Gold Bar Mine in Nevada (“Gold Bar”). See Tables 1-3 for the updated estimates.

Gold Bar’s estimated after-tax net present value (NPV) discounted at 8% and using a gold price of $1,500/oz is in the range of $62 to $76 million; while the upside case at a gold price of $1,900/oz is in the range of $150 to $170 million. Potential mine life is in the range of 5 to 7 years based on currently estimated reserves.

In Q1 2020, the Company reported that a significant reduction in contained ounces at Gold Bar was likely. Since that time significant work, as described below, has been completed to determine the extent of the reduction and mitigate it. To provide perspective on the changes that have occurred at Gold Bar, consider that in 2019, when we started mining, the Reserve estimate was 430,000 gold ounces. Cumulative mine production to December 2020 is 58,600 gold ounces, and the Reserve estimate announced today is 302,000 gold ounces. The net reduction of 16%(1) is driven by changes to the geologic model, metallurgical recovery, additional drilling information, and higher gold prices.

A feasibility study will be published within 45 days from the date of this press release.

Work completed in 2020 to arrive at the updated resource and reserve estimates:

•	110,500 feet (33,700 m) of drilling and additional metallurgical testing was incorporated into the Resource and Reserve estimates. The drilling program included 64,000 feet (19,500 m) at the Pick deposit, 35,000 feet (10,700 m) at Gold Bar South (“GBS”), and an ongoing drill program at the Gold Ridge deposit (“Ridge”) with 11,500 feet (3,500 m) drilled to date.

•	The Pick, Ridge, and GBS geological models and resource estimates were updated by McEwen Mining technical staff. The Cabin resource estimate was updated by Mine Technical Services (MTS). The geologic interpretations were updated to include structural modeling for all deposits. All resource estimates were subject to independent third-party review for quality assurance.

•	Experts in the field of heap leach technology were engaged to review ore processing and recommended improvements based on test work and site observations, which include ending agglomeration, revised recovery estimates for all resources, and categorization of resources based on metallurgical attributes and clay content.

Table 1. Indicated Resource Estimate(2)(3) ($1,725 per Ounce Gold, Effective Dec 1st, 2020)

Pit	kTons	Gold (oz/ton)	Gold Grade (g/t)	Recoverable Grade (g/t)	Contained (k-oz)	Recoverable (k-oz)
Cabin	420	0.024	0.81	0.60	9.9	7.4
Ridge	1,527	0.026	0.88	0.68	39.3	30.5
Pick	14,092	0.027	0.91	0.67	375.4	274.7
GBS	2,573	0.029	0.99	0.60	74.4	45.4
Total	18,611	0.027	0.92	0.66	499.0	358.0

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Table 2. Inferred Resource Estimate(3)(4) ($1,725 per Ounce Gold, Effective Dec 1st, 2020)

Pit	kTons	Gold (oz/ton)	Gold Grade (g/t)	Recoverable Grade (g/t)	Contained (k-oz)	Recoverable (k-oz)
Ridge	751	0.019	0.65	0.50	14.3	11.0
Pick	1,105	0.025	0.85	0.64	27.5	20.7
GBS	362	0.031	1.06	0.65	11.2	6.9
Total	2,217	0.024	0.82	0.62	53.0	38.5

Table 3. Probable Reserve Estimate(3)(5) ($1,500 per Ounce Gold, Effective Dec 1st, 2020)

Pit	kTons	Gold (oz/ton)	Gold Grade (g/t)	Recoverable Grade (g/t)	Contained (k-oz)	Recoverable (k-oz)
Ridge	1,186	0.025	0.87	0.68	30.2	23.4
Pick	13,927	0.024	0.81	0.59	327.3	238.5
GBS	2,135	0.031	1.05	0.64	65.7	40.1
Total	17,249	0.025	0.84	0.60	423.1	302.0

Notes:

1)	Mine Past Production (58,600 oz Au) + Current Reserves (302,000 oz Au) = 360,600 oz Au is 16.1% lower that 430,000 oz Au
2)	Mineral Resources were estimated at a price of $1,725/ounce Au and are inclusive of Mineral Reserves. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that any part of the Mineral Resources estimated will be converted into a Mineral Reserves estimate. Mineral Resources were estimated using the guidelines set out in the CIM Definition Standards for Mineral Resources. Mineral Resources as stated are contained within an optimised pit shell that demonstrates reasonable prospects for eventual economic extraction.
3)	Numbers in the tables have been rounded to reflect the accuracy of the estimates and may not sum due to rounding.
4)	The Inferred Mineral Resource in these estimates has a lower level of confidence than that applied to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration. Quantity and grade of reported Inferred resources are uncertain in nature and there has been insufficient exploration to classify these Inferred resources as Measured or Indicated.
5)	Reserves were estimated at a price of $1,500/ounce Au and are contained within an engineered pit design based on a Lerch Grossman Algorithm.

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining presently prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards permitted in reports filed with the SEC under Industry Guide 7 (“Guide 7”). Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements~~,~~ which are generally not permitted in filings made with the SEC under Guide 7. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Under NI 43-101, we report measured, indicated and inferred resources, which are measurements that are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves under Industry Guide 7. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration. Therefore, U.S. investors are also cautioned not to assume that all or any part of inferred resources exist, or that they can be legally or economically mined.

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Canadian regulations permit the disclosure of resources in terms of “contained ounces” provided that the tonnes and grade for each resource are also disclosed; however, the SEC only permits issuers to report “mineralized material” in tonnage and average grade without reference to contained ounces. Under U.S. regulations, the tonnage and average grade described herein would be characterized as mineralized material. We provide such disclosure about our properties to allow a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

TCHNICAL INFORMATION

The technical content of this news release has been reviewed and approved by Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

The technical information in this news release related to resource and reserve estimates has been reviewed and approved by Luke Willis, P.Geo., McEwen Mining’s Director of Resource Modelling and Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina.

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CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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